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                                                                      EXHIBIT 5


                          SIMPSON THACHER & BARTLETT
                             425 LEXINGTON AVENUE
                           NEW YORK, NEW YORK 10017


                                                             September 17, 2002


L-3 Communications Holdings, Inc.
600 Third Avenue
New York, New York 10016

Ladies and Gentlemen:

     We have acted as counsel to L-3 Communications Holdings, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to 448,582 shares of Common Stock, par value $.01 per share, of the Company, 229,494 of which were issued (the "Issued Shares") in connection with the agreement pursuant to which the Company acquired ComCept, Inc. (the "Agreement") and 219,088 of which may be issued (the "Additional Shares") by the Company as additional consideration in connection with the transaction described in the Registration Statement.

     We have examined the Registration Statement and a form of the share certificate, which has been incorporated by reference as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

     Based upon the foregoing, and subject to the qualifications and limitations herein, we are of the opinion that (1) the Issued Shares issued by the Company pursuant to the Agreement have been duly authorized and are validly issued, fully paid and nonassessable and (2) the Additional Shares have been duly authorized and, upon delivery therefor in accordance with the terms of the Agreement, will be validly issued, fully paid and nonassessable.

     We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York, the Federal law of the United States and the Delaware General Corporation Law.

     We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement.


                                        Very truly yours,



                                        /s/ Simpson Thacher & Bartlett
                                        ---------------------------------
                                        SIMPSON THACHER & BARTLETT